UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          FORM 8-K
                       CURRENT REPORT

  Pursuant to Section 13 or 15(d) of theSecurities Exchange
                         Act of 1934



  Date of Report (Date of earliest event reported)  May 21,
                            1999



                COASTAL PHYSICIAN GROUP, INC.
   (Exact name of registrant as specified in its charter)


DELAWARE               001-13460                56-1379244
(State or other       (Commission             (IRS Employer
jurisdiction of       File Number)          Identification
incorporation)                                      No.)



2828 CROASDAILE DRIVE, DURHAM, NC                    27705
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number including area code(919)383-0
355


                             N/A
(Former name or former address, if changed since last report
)
Item 5. - Other Events.

On May 21, 1999, the Registrant issued the news release attached as an exhibit.

Item 7. Financial Statements and Exhibits.

Exhibits

Exhibit 99 - News Release dated May 21, 1999
                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              COASTAL PHYSICIAN GROUP, INC.
                                         (Registrant)





Date:     May 21, 1999         By: /S/ Steven M. Scott, M.D.
                                       Steven M. Scott, M.D.
                                        President and Chief
                                        Executive Officer


Date:     May 21, 1999         By: /S/ W. Randall Dickerson
                                       W. Randall Dickerson
                                        Executive Vice
                                        President and Chief
                                        Financial Officer




















                        EXHIBIT INDEX

Exhibit 99 - News Release dated May 21, 1999

 COASTAL PHYSICIAN GROUP, INC. AGREES TO ACQUIRE OPERATIONS
             OF STERLING HEALTHCARE GROUP, INC.
            AS PART OF FPA PLAN OF REORGANIZATION


     DURHAM, NC, MAY 21, 1999 -- COASTAL PHYSICIAN GROUP, INC. (OTC:ERDR) ("Coastal") today announced that it has reached agreement to acquire the operations of Sterling Healthcare Group, Inc. ("Sterling"). Sterling is a wholly owned subsidiary of FPA Medical Management, Inc. ("FPA") headquartered in Miami, Florida. The proposed asset purchase agreement and subsequent closing of the acquisition are subject to review and approval by the United States Bankruptcy Court for the District of Delaware under a plan of reorganization proposed by FPA. FPA filed for protection from its creditors under Chapter 11 of the US Bankruptcy Code in July 1998. Sterling currently provides emergency medicine practice management services to approximately 124 hospitals primarily in the southeastern United States.

     Based on the announcement in Court on May 20, 1999, that all major creditor constituencies had approved the proposed transaction in principle, Court approval is expected as early as May 24, 1999. Closing of the transaction is expected to occur in June 1999. The plan of reorganization provides for the disposition of substantially all of FPA's operations in a transaction valued at $108.2 million. The FPA assets include, in addition to Sterling, certain physician practice management and clinical operations in Charlotte, Atlanta, Kansas City, San Antonio and throughout the state of Florida. The clinical operations in Charlotte and Atlanta will be acquired by Stoneybrook Capital, a separate entity owned by Steven M. Scott, M.D., Chairman and Chief Executive Officer of Coastal. The other clinical operations will be acquired by unrelated parties.

     As part of the proposed reorganization transaction, Coastal will pay approximately $69 million and will assume
$20 million of certain current operating liabilities of Sterling. National Century Financial Enterprises, Inc.,
Dublin, Ohio has committed to provide financing to Coastal.

     Dr. Scott stated, "We believe that combining these two organizations will create a powerful market presence. The addition of Sterling nearly doubles the size of Coastal's emergency medicine business and positions Coastal as one of the largest emergency medicine physician practice management companies in the nation. The driving force in both groups has been providing outstanding care to patients, providing the best possible services to our clients and maintaining strong relationships with physicians. This combination is the product of the diligent efforts of the management of FPA and Coastal and also their respective advisors under extraordinarily difficult circumstances and time constraints."

     Coastal Physician Group, Inc. is an emergency medicine physician management company and provides certain core competencies to physicians and hospitals throughout the United States.

     Forward-looking Information or Statements:  Except
     for   statements  of  historical   fact,   certain
     statements  made  herein  are  forward-looking  in
     nature    and    are   inherently    subject    to
     uncertainties. The actual results of the Company may differ materially from those reflected in the forward-looking statements based on a number of important risk factors, including, but not limited to: the level and timing of improvements in the combined operations of the Company's businesses;
     the possibility that the Company may not be able to improve operations or execute its strategy as planned; and other important factors discussed above under "Other Trends and Uncertainties" and disclosed from time to time in the Company's Form
     10-K,  Form 10-Q and other Securities and Exchange
     Commission filings.